EXHIBIT 10.2
                                  ASSIGNMENT

      Brewer & Pritchard, P.C., hereby assigns all obligations, rights, title and interest in and to that certain Compensation Agreement dated March 31, 1996, for the performance of services for Applied Voice Recognition, Inc.

      Executed this the _______ day of __________, 1997.

      BREWER & PRITCHARD, P.C.

      By:
      Name:
      Title: